EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-60151, Post-Effective Amendment No. 1 to Registration Statement No. 333-82035, Post- Effective Amendment No. 3 to Registration Statement No. 333-04505, and Post-Effective Amendment No. 6 to Registration Statement No. 33-84578 on Forms S-8 of our report on the financial statements and financial statement schedule dated February 27, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption by AK Steel Holding Corporation and subsidiaries (the “Company”) of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006 and the recognition and related disclosure provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, on December 31, 2006), and our report on management’s report on the effectiveness of internal control over financial reporting dated February 27, 2007, appearing in this Annual Report on Form 10-K of AK Steel Holding Corporation for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Cincinnati, Ohio

February 27, 2007